As filed with the Securities and Exchange Commission on May 5, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

UNISYS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0387840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
__________________

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
(215) 986-4011
(Address, including zip code, of Principal Executive Offices)
__________________

UNISYS CORPORATION SAVINGS PLAN
(Full Title of the Plan)
__________________

Claudius Sokenu
Senior Vice President, General Counsel, Secretary and Chief Administrative Officer
Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422
(215) 986-4205
(Name, Address, Zip Code and Telephone Number of Agent for Service)
________________

Copy to:
Sophia Hudson, P.C.
Julia Danforth
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4750

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer                   Accelerated filer
Non-accelerated filer                  Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

    This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Unisys Corporation (the “Company”) and the Unisys Corporation Savings Plan (the “Plan”) to register an additional 2,000,000 shares of the Company’s common stock, par value $.01 per share, reserved for issuance under the Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2013 (File No. 333-192040), December 6, 2010 (File No. 333-171004), January 6, 2009 (File No. 333-156569), November 26, 2008 (File No. 333-155733), May 7, 2007 (File No. 333-142695), October 27, 2003 (File No. 333-110019), February 22, 2001 (File No. 333-56038) and September 20, 1999 (File No. 333-87411) are incorporated herein by reference. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents filed by the Company with the SEC are incorporated by reference into this Registration Statement:

(a)	The Annual Report on Form 11-K of the Unisys Corporation Savings Plan for the year ended December 31, 2021;
(b)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (including information specifically incorporated by reference into the Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders);
(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;
(d)	The Company’s Current Reports on Form 8-K filed with the SEC on March 22, 2023 and April 7, 2023; and
(e)	The description of the Company’s common stock, $.01 par value per share (the “Common Stock”) contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), together with any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless and to the extent expressly set forth therein.

    Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of the Company’s Common Stock offered hereby has been passed upon by John M. Armbruster, the Company’s Deputy General Counsel. Mr. Armbruster is eligible to participate in the Plan.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to Unisys Corporation’s Current Report on Form 8-K filed on April 30, 2010)
4.2
Certificate of Amendment of the Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to Unisys Corporation’s Current Report on Form 8-K filed on April 28, 2011)

4.3
Certificate of Amendment of the Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to Unisys Corporation’s Current Report on Form 8-K filed on April 28, 2017)

4.4	By-Laws of Unisys Corporation, as amended through December 14, 2022 (incorporated by reference to Exhibit 3.1 to Unisys Corporation’s Current Report on Form 8-K filed on December 14, 2022)
4.5	Specimen Stock Certificate representing the Company’s common stock, par value $.01 per share (incorporated by reference to Exhibit 4.9 to the Company’s Form S-3 filed on June 12, 2018)
5.1*	Opinion of John M. Armbruster regarding legality of securities being registered
10.1
Unisys Corporation Savings Plan, amended and restated effective January 1, 2023 (incorporated by reference to Exhibit 10.1 to Unisys Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023)

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Unisys Corporation
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Unisys Corporation Savings Plan
23.3*	Consent of John M. Armbruster (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the Registrant’s signature page)
107*	Filing Fee Table

*    Filed herewith

The Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of

1933;

        (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 5, 2023.

UNISYS CORPORATION

/s/ Peter A. Altabef
Name: Peter A. Altabef
Title: Chair and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Peter A. Altabef, Debra McCann and Claudius Sokenu, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and on his or her behalf in his or her respective capacities as officers or directors of Unisys Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2023.

Signature	Title	Date
/s/ Peter A. Altabef Peter A. Altabef	Director and Chief Executive Officer (principal executive officer)	May 5, 2023
/s/ Debra McCann Debra McCann	Executive Vice President and Chief Financial Officer (principal financial officer)	May 5, 2023
/s/ Erin Mannix Erin Mannix	Vice President and Chief Accounting Officer (principal accounting officer)	May 5, 2023
/s/ Nathaniel A. Davis Nathaniel A. Davis	Director	May 5, 2023

/s/ Matthew J. Desch Matthew J. Desch	Director	May 5, 2023
/s/ Philippe Germond Philippe Germond	Director	May 5, 2023
/s/ Deborah Lee James Deborah Lee James	Director	May 5, 2023
/s/ John A. Kritzmacher John A. Kritzmacher	Director	May 5, 2023
/s/ Paul E. Martin Paul E. Martin	Director	May 5, 2023
/s/ Regina Paolillo Regina Paolillo	Director	May 5, 2023
/s/ Troy K. Richardson Troy K. Richardson	Director	May 5, 2023
/s/ Lee D. Roberts Lee D. Roberts	Director	May 5, 2023
/s/ Roxanne Taylor Roxanne Taylor	Director	May 5, 2023

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on May 5, 2023.

UNISYS CORPORATION SAVINGS PLAN

/s/ Neil Merchant
Name: Neil Merchant
Title: Plan Manager